Exhibit 3.24
BYLAWS
OF
CHEC INDUSTRIAL LOAN COMPANY
(a Tennessee corporation)
“CORPORATION”
ARTICLE I
SHAREHOLDERS
     1. SHARE CERTIFICATES. Certificates evidencing shares of the Corporation shall set forth thereon the statements prescribed by Section 48-16-206 of the Tennessee Business Corporation Act (“Business Corporation Act”) and by any other applicable provision of law, shall be signed, either manually or in facsimile, by two officers designated by the Board of Directors, and may bear the corporate seal or its facsimile. If a person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.
     2. FRACTIONAL SHARES OR SCRIP. The Corporation may do any one or more of the following: issue fractions of a share or pay in money the value of fractions of a share; arrange for disposition of fractional shares by the shareholders; and issue scrip in registered or bearer form entitling the holder to receive a full share upon surrendering enough scrip to equal a full share. Each certificate representing scrip must be conspicuously labeled “scrip” and must contain the information required by Section 48-16-206(b) of the Business Corporation Act. The holder of a fractional share is entitled to exercise the rights of a shareholder, including the right to vote, to receive dividends, and to participate in the assets of the Corporation upon liquidation. The holder of scrip is not entitled to any of these rights unless the scrip provides for them. The Board of Directors may authorize the issuance of scrip subject to any condition considered desirable, including (a) that the scrip will become void if not exchanged for full shares before a specified date; and (b) that the shares for which the scrip is exchangeable may be sold and the proceeds paid to the scripholders.
     3. SHARE TRANSFERS. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the charter, these Bylaws, or any written agreement in respect thereof, transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law or these Bylaws, the person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Corporation, shall be so expressed in the entry of transfer.
     4. RECORD DATE FOR SHAREHOLDERS. The Board of Directors may fix a record date with respect to any distribution. The Board of Directors may also fix a record date for one or more voting groups in order to determine the shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote, or to take any other action, provided, that a record date fixed under this sentence may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than four (4) months after the date fixed for the original meeting.
     5. MEANING OF CERTAIN TERMS. As used herein, the term “month” has the meaning ascribed to it by Section 48-11-201 of the Business Corporation Act. As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “shareholder” or “shareholders” refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the Corporation is authorized to issue only one (1) class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the charter confers such rights where there are two (2) or more classes or series of shares or upon which or upon whom the Business Corporation Act confers such rights notwithstanding that the charter may provide for more than one (1) class or series of shares, one (1) or more of which are limited or denied such, rights thereunder.
     6. SHAREHOLDER MEETINGS.
     TIME. The annual meeting shall be held on the date fixed from time to time by the directors. A special meeting shall be held on the date fixed from time to time by the directors except when the Business Corporation Act confers the right to call a special meeting upon the shareholders.
     PLACE. Annual meetings and special meetings shall be held at such place within or without the State of Tennessee as the directors shall from time to time fix.
     CALL. Annual meetings may be called by the directors or the Chairman of the Board of Directors, if any, the President, or the Secretary or by any officer instructed by the directors or the President to call the meeting. Special meetings may be called in like manner.

     NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE. The Corporation shall notify shareholders of the date, time, and place of each annual and special shareholders’ meeting. Such notice shall be given no fewer than ten (10) days nor more than two (2) months before the meeting date. Unless the Business Corporation Act or the charter requires otherwise, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called. The Corporation shall give notice to shareholders not entitled to vote in any instance where such notice is required by the provisions of the Business Corporation Act. A shareholder may waive any notice required by the Business Corporation Act, the charter, or the Bylaws before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder’s attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting; and waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. The term “notice” as used in this paragraph shall mean either oral or written notice as prescribed by the provisions of Section 48-11-202 of the Business Corporation Act.
     SHAREHOLDERS’ LIST FOR MEETING. After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders’ meeting. The list must be arranged by voting group (and within each voting group by class or series of shares), and show the address of and number of shares held by each shareholder. The shareholders’ list must be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, his or her agent, or attorney is entitled on written demand to inspect, and to copy the list, subject to the requirements of Section 48-26-102(c), during regular business hours and at his or her expense, during the period it is available for inspection. The Corporation shall make the shareholders’ list available at the meeting, and any shareholder, his or her agent, or attorney is entitled to inspect the list at any time during the meeting or any adjournment.
     CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting: the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice President, if any, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the Corporation, or in his or her absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.
     PROXY REPRESENTATION. A shareholder may appoint a proxy to vote or otherwise act for him or her in any lawful manner. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven (11) months, unless another period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

     SHARES HELD BY NOMINEES. The Corporation may establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the Corporation as the shareholder. The extent of this recognition may be determined in the procedure.
     QUORUM. Unless the charter or the Business Corporation Act provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.
     VOTING. Unless otherwise provided in the charter, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Unless the charter or any provision of law requires a greater number of affirmative votes, if a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action.
     7. ACTION WITHOUT MEETING. Action required or permitted by the Business Corporation Act to be taken at a shareholders’ meeting may be taken without a meeting. If all shareholders entitled to vote on the action consent to taking such action without a meeting, the affirmative vote of the number of shares that would be necessary to authorize or take such action at a meeting is the act of the shareholders. The action must be evidenced by one or more written consents describing the action taken, signed by each shareholder entitled to vote on the action, in one or more counterparts, indicating each signing shareholder’s vote or abstention on the action, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.
ARTICLE II
BOARD OF DIRECTORS
     1. FUNCTIONS GENERALLY — COMPENSATION. Subject to any limitation set forth in the charter, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, a Board of Directors. The Board may fix the compensation of directors.
     2. QUALIFICATIONS AND NUMBER. A director need not be a shareholder, a citizen of the United States, or a resident of the State of Tennessee. The initial Board of Directors shall consist of three (3) persons, which shall be the number of directors until changed. Thereafter, the number of directors shall not be less than three (3) nor more than eleven (11). The number of directors may be fixed or changed from time to time, within such minimum and maximum, by the shareholders or by the Board of Directors. If not so fixed, the number shall be three (3). The number of directors shall never be less than one (1).
     3. TERMS AND VACANCIES. The terms of the initial directors of the Corporation expire at the first shareholders’ meeting at which directors are elected. The term of all other directors expire at the next annual shareholders’ meeting following their election. A decrease in the number of directors does not shorten an incumbent director’s term. The term of a director elected to fill a vacancy expires at the end of the term for which the director’s predecessor was elected. Despite the expiration of a director’s term, he or she continues to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors. If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, the shareholders or the Board of Directors may fill the vacancy; or if the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.
     4. MEETINGS.
     TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.
     PLACE. The Board of Directors may hold regular or special meetings within or without the State of Tennessee at such place as shall be fixed by the Board.
     CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, of the Vice-Chairman of the Board, if any, of the President, or of a majority of the directors in office.
     NOTICE OF ACTUAL OR CONSTRUCTIVE WAIVER. Regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting. Written, or oral, notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any special meeting need not describe the purpose of the meeting. A director may waive any notice required by the Business Corporation Act or by these Bylaws before or after the date and time stated in the notice. A director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Except as hereinbefore provided, a waiver must be in writing, must be signed by the director entitled to the notice, and must be filed with the minutes or corporate records.
     QUORUM AND ACTION. A quorum of the Board of Directors consists of a majority of the number of directors prescribed in or fixed in accordance with these Bylaws. Except as otherwise herein provided or except as any provision of law may otherwise require, if a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.
     CHAIRMAN OF THE MEETING. Meetings of the Board of Directors shall be presided over by the following directors in the order of seniority and if present and acting: the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, or any other director chosen by the Board.
     5. REMOVAL OF DIRECTORS. The shareholders or directors may remove one or more directors pursuant to the provisions of Section 48-18-108 of the Business Corporation Act.
     6. COMMITTEES. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee may have one or more members. All members of committees of the Board of Directors which exercise powers of the Board of Directors must be members of the Board of Directors and serve at the pleasure of the Board of Directors. The creation of a committee and the appointment of a member or members to it must be approved by the greater of (a) a majority of all the directors in office when the action is taken; or (b) the number of directors required by the charter or these Bylaws to take action under the provisions of Section 48-18-205. The provisions of Sections 48-18-201 through 48-18-205, which govern meetings, action without meetings, notice, and waiver of notice, and quorum and voting requirements, apply to committees and their members as well. To the extent specified by the Board of Directors or these Bylaws, each committee may exercise the authority of the Board of Directors except such authority as may not be delegated under the Business Corporation Act.
     7. ACTION WITHOUT MEETING. Action required or permitted by the Business Corporation Act to be taken at a Board of Directors’ meeting may be taken without a meeting. If all directors consent to taking such action without a meeting, the affirmative vote of the number of directors that would be necessary to authorize or take such action at a meeting is the act of the Board. The action must be evidenced by one or more written consents describing the action taken, signed by each director in one or more counterparts, indicating each signing director’s vote or abstention on the action, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this paragraph is effective when the last director signs the consent, unless the consent specifies a different effective date.
ARTICLE III
OFFICERS
     1. The officers of the Corporation shall be elected by the Board of Directors and shall be a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may also elect a Chairman of the Board, a Chief Executive Officer or a Chief Operating Officer if it deems such action to be appropriate. Any two or more offices may be held by the same person.

     2. The Board of Directors at its first meeting after each annual meeting of shareholders shall elect a President, a Vice President, a Secretary and a Treasurer, none of whom need be a member of the Board. The Board of Directors, if it deems it appropriate, may also at such meeting elect a Chairman of the Board, who shall be a member of the Board, and/or a Chief Executive Officer, who need not be a member of the Board.
     3. The Board of Directors or the Chairman of the Board or the President may from time to time elect or appoint a Controller and such Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other assistant officers as the Board of Directors or the Chairman of the Board or the President, as the case may be, may deem necessary or desirable. Any such elections or appointments made by the Chairman of the Board or President shall be reported to the Board at its next succeeding regular meeting.
     4. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.
     5. The officers of the Corporation shall hold office until their successors are duly elected or until their earlier death, removal or resignation. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors, other than officers which may be filled in accordance with Section 3, which shall in such event be filled pursuant to the provisions of Section 3.
     6. THE CHAIRMAN OF THE BOARD AND THE VICE CHAIRMAN OF THE BOARD. The Chairman of the Board shall be selected from the members of the Board of Directors of the Corporation. The Chairman of the Board shall preside at meetings of the shareholders and the Board of Directors and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chairman of the Board shall have authority, without additional authorization from the Board, to execute and deliver on behalf of the Corporation all bonds, deeds, mortgages, contracts and other instruments and documents (and if any such instrument requires the seal of the Corporation, then under such seal) relating to the usual and ordinary business of the Corporation, except where required by law to be otherwise executed, and except where the execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation. The Board may, in its discretion, create the office of Vice Chairman of the Board. The Vice Chairman of the Board shall be selected from the members of the Board of the Corporation and shall have such authority, powers and duties as the Board shall by duly adopted Resolutions provide.
     7. THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Corporation shall have general and active management of the business of the Corporation and, subject to the Chairman of the Board, shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall have such additional duties as may be assigned to him from time to time by the Board of Directors or the Chairman of the Board. The Chief Executive Officer shall have the same authority as the Chairman of the Board to execute on behalf of the Corporation bonds, deeds, mortgages and other instruments requiring a seal and contracts and other documents. During the absence or disability of the Chairman of the Board, the Chief Executive Officer shall perform the duties of the Chairman of the Board.
     8. THE PRESIDENT. Unless otherwise provided by the Board, the President shall be the Chief Operating Officer of the Corporation. The President shall assist the

Chief Executive Officer in the general and active management of the operations of the Corporation. The President shall have such additional duties as may be assigned to him from time to time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. The President shall have the same authority as the Chairman of the Board and the Chief Executive Officer to execute on behalf of the Corporation bonds, deeds, mortgages and other instruments requiring a seal and contracts and other documents. During any absence or disability of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer.
     9. THE CHIEF OPERATING OFFICER. The Chief Operating Officer of the Corporation, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Chairman of the Board, the Chief Executive Officer or the President, perform the duties and exercise the powers of the President. The Chief Operating Officer shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer and the President shall from time to time prescribe. The Chief Executive Officer shall have the same authority as the Chairman of the Board, the Chief Executive Officer and the President to execute on behalf of the Corporation bonds, deeds, mortgages and other instruments requiring a seal and contracts and other documents.
     10. THE VICE PRESIDENTS. The Vice Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. Executive Vice Presidents shall be senior to Senior Vice Presidents and Vice Presidents, and Senior Vice Presidents shall be senior to Vice Presidents. They shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the Chief

Executive Officer and the President shall from time to time prescribe. The Vice Presidents shall have the same authority as the Chairman of the Board, the Chief Executive Officer and the President to execute on behalf of the Corporation bonds, deeds, mortgages and other instruments requiring a seal and contracts and other documents.
     11. THE SECRETARY AND ASSISTANT SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for any committees of the Board when required. He or she shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. He or she shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it may be attested by his or her signature or by the signature of the Treasurer or an Assistant Secretary.
     12. The Assistant Secretaries in the order of their seniority, unless otherwise determined by the Board of Directors, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary may from time to time prescribe.
     13. THE TREASURER AND ASSISTANT TREASURERS. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.
     14. The Treasurer shall disburse the funds of the Corporation as may be ordered or authorized by the Board of Directors, taking proper vouchers of such disbursements, and shall render to the Chairman of the Board, the Chief Executive Officer, the President and the Board of Directors at its regular meetings or when the Board of Directors so requires an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. He or she shall have such other duties as may be prescribed from time to time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer and the President.
     15. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.
     16. The Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Treasurer may from time to time prescribe.

ARTICLE IV
ELIMINATION OF DIRECTOR AND OFFICER LIABILITY
AND INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS
     1. ELIMINATION OF DIRECTOR OR OFFICER LIABILITY. No director or officer of the Corporation shall be personally liable to the Corporation or any of its shareholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts, or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the Business Corporation Act.
     2. INDEMNIFICATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, or by reason of the fact that he or she is or was a director, officer or employee of the Corporation serving in any fiduciary capacity with respect to any profit sharing, pension or other type of welfare plan or trust for the benefit of employees of the Corporation or any subsidiary of the Corporation, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or of such employee benefit plan or trust, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or of such employee benefit plan or trust, and that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.
     3. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation or by or in the right of any employee benefit plan or trust to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of the fact that he or she is or was a director, officer or employee of the Corporation serving in any fiduciary capacity with respect to any profit sharing, pension or other type of welfare plan or trust for the benefit of employees of the Corporation or any subsidiary of the Corporation, against expenses, including amounts paid in settlement and attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or of such employee benefit plan or trust. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or of such employee benefit plan or trust, or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
     4. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 2 and 3 of this Article IV, or in defense of any claim, issue or matter therein, he or she must be indemnified by the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense.
     5. Any indemnification under Sections 2 and 3 of this Article IV, unless ordered by a court or advanced pursuant to Section 6 of this Article IV, must be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made (1) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or (2) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (3) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion, or (4) by the shareholders.
     6. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final dispositioa of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it shall be determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. The provisions of this Section 6 do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise.
     7. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article IV (1) shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders’ disinterested directors, or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to Section 3 of this Article IV, or for the advancement of expenses made pursuant to Section 6 of this Article IV, may not be made to or on behalf of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action, and (2) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.
     8. The Corporation shall have power to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or is or was a director, officer or employee of the Corporation serving in any fiduciary capacity with respect to any profit sharing, pension or other type of welfare plan or trust for the benefit of employees of the Corporation or any subsidiary of the Corporation, for any liability asserted against him or her and any liability and expenses incurred by him or her in any such capacity or arising out of his or her status as such.
ARTICLE V
REGISTERED OFFICE AND AGENT
     The address of the initial registered office of the Corporation and the name of the initial registered agent of the Corporation are set forth in the original charter.
ARTICLE VI
FISCAL YEAR
     The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.
ARTICLE VII
CONTROL OUR BYLAWS
     Unless the charter provides otherwise, the Board of Directors may, adopt, amend, or repeal the Bylaws.
     I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Bylaws of CHEC Industrial Loan Company, a corporation of the State of Tennessee, as in effect on the date hereof.
     WITNESS my hand and the seal of the Corporation. Dated: July 17, 1998.

/s/ Eleanor J. Thompson
Assistant Secretary
CHEC Industrial Loan Company

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